Exhibit 99.77Q3

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------

      SHARE CLASS                                  MID-CAP GROWTH FIND
      ----------------------------------------------------------------
      Institutional                                     $0
      Investor                                          $0
      Class A                                           $0
      Class B                                           $0
      Class C                                           $0

Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------

      SHARE CLASS                                  MID-CAP GROWTH FIND
      ----------------------------------------------------------------
      Institutional                                     $0.0000
      Investor                                          $0.0000
      Class A                                           $0.0000
      Class B                                           $0.0000
      Class C                                           $0.0000


Item 74U1 and 74U2
Number of shares outstanding

                        Share Outstanding (000's omitted)
                        ---------------------------------

      SHARE CLASS                                  MID-CAP GROWTH FIND
      ----------------------------------------------------------------
      Institutional                                     121
      Investor                                          170
      Class A                                           380
      Class B                                           154
      Class C                                           164


Item 74V1 and 74V2
Net Asset Value per Share
(to the nearest cent)

                            Net Asset Value per Share

     SHARE CLASS                                  MID-CAP GROWTH FIND
     ----------------------------------------------------------------
     Institutional                                      $12.87
     Investor                                           $12.85
     Class A                                            $12.84
     Class B                                            $12.72
     Class C                                            $12.64